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              [LETTERHEAD SNYDERBURN, RISHOI & SWANN APPEARS HERE]

                              _____________, 1998



Crawford Equipment & Engineering Company
436 West Landstreet Road
Orlando, Florida 32824

Gentlemen:

                  This opinion is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement dated as of ________, 1998, (the "Underwriting Agreement) between Crawford Equipment & Engineering Company (the "Company") and Discovery Capital Group, Inc. (the "Underwriter"), relating to the sale by the Company of an aggregate of 1,000,000 shares (the "Shares") of the Common Stock, par value $.0002 per share ("Common Stock"), of the Company on a best efforts basis.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (Commission File No. 333-56107) under the Securities Act of 1933, as amended (the
"Securities Act"), in order to effect the registration of an aggregate of 1,000,000 shares of Common Stock. We have received telephonic confirmation from the staff of the Commission that such registration statement has become effective under the Securities Act. As amended at the time it became effective, such registration statement (including all information deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Securities Act)
is hereinafter referred to as the "Registration Statement." Such registration statement includes a prospectus for use in connection with an offering in the United States. The prospectus is dated __________, 1998, and was filed with the Commission pursuant to Rule 424(b) under the Securities Act, hereinafter collectively referred to as the "Prospectus".
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______________, 1998
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                  We have familiarized ourselves with the Company's Restated and
Amended Articles of Incorporation and Amended Bylaws and have examined the originals, or copies certified or otherwise identified, and other corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials, representatives of the Company, statutes and other instruments and documents as we have deemed necessary, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida;

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except for such jurisdictions in which
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______________, 1998
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         the failure to qualify in the aggregate would not have an adverse effect on the earnings, affairs or business prospects of the Company;

                  (iv) The Company does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity;

                  (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and nonassessable;

                  (vi) The Shares have been duly authorized for issuance and sale to the public by the Underwriter as exclusive agent for the Company pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in Section 2 of the Underwriting Agreement, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights in others;

                  (vii) The Underwriter's Warrants have been duly authorized for issuance and sale to the Underwriter and, when issued and delivered by the Company against payment of the consideration set forth in Section 2 of the Underwriting Agreement, will be validly issued and fully paid and nonassessable; the Warrant Shares have been duly reserved from the Company's authorized but unissued shares of Common Stock; and the issuance of the Underwriter's Warrants is not subject to preemptive rights in others;
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                  (viii) The Underwriting Agreement has been duly and validly authorized, and has been duly executed and delivered by the Company, and when executed and delivered, will constitute a valid and binding agreement of the Company;

                  (ix) The Registration Statement is effective under the 1933 Act and, after reasonable investigation to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission;

                  (x) Except as set forth in the Registration Statement and Prospectus, there is to the best of our knowledge no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, after reasonable investigation to the best of our knowledge and information, threatened against or affecting the Company which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company, or, might materially and adversely affect the properties or assets thereof;

                  (xi) The Common Stock, and the Underwriter's Warrants conform to the descriptions thereof contained in the Registration Statement, and the certificates used to evidence all such securities are in due and proper form; and

                  (xii) No authorization, approval or consent of any court or governmental authority or agency is required in connection with the sale of the Shares except as may be
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         required under the 1933 Act and applicable securities laws in those states where the shares may be offered and sold.

                  We have participated in conferences with officers, directors and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed and are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except insofar as such statements may directly relate to the opinions expressed in this letter.

                  The opinions set forth above are limited to the General Corporation Law of the State of Florida and applicable Federal law, and we express no opinion as to matters governed by the law of any other jurisdiction.

                  The opinions set forth herein are rendered solely to you in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement. Such opinions may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                            Very truly yours,



                                            SNYDERBURN, RISHOI & SWANN